EXHIBIT (4)

AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is made as of this 7th day of June, 2010, by and among Eaton Vance Growth Trust (the “Trust”), a Massachusetts business trust, on behalf of its series Eaton Vance Global Growth Fund (“Global Growth Fund”) and Eaton Vance Multi-Cap Growth Fund (“Multi-Cap Growth Fund”) and Global Growth Portfolio, Global Growth Fund’s master portfolio and Multi-Cap Growth Portfolio, Multi-Cap Fund’s master portfolio.

WITNESSETH

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as an open-end management investment company authorized to issue an unlimited number of shares of beneficial interest without par value in one or more series (such as Global Growth Fund and Multi-Cap Growth Fund), and the Trustees of the Trust have divided the shares of Global Growth Fund into Class A, Class B and Class C shares (“Global Growth Fund Shares”) and Multi-Cap Growth Fund into Class A, Class B and Class C shares (“Multi-Cap Growth Fund Shares”);

     WHEREAS, the Trust desires to provide for the reorganization of Global Growth Fund through the acquisition by Multi-Cap Growth Fund of substantially all of the assets of Global Growth Fund in exchange for Multi-Cap Growth Fund Shares in the manner set forth herein;

     WHEREAS, Global Growth Fund currently invests all of its assets in Global Growth Portfolio, a Massachusetts trust registered under the 1940 Act as an open-end management investment company which is proposed to be dissolved upon consummation of the reorganization contemplated herein, and Multi-Cap Growth Fund currently invests all of its assets in Multi-Cap Growth Portfolio, a Massachusetts trust registered under the 1940 Act as an open-end management investment company;

     WHEREAS, it is intended that the reorganization described in this Agreement shall be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”);

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.	Definitions

	1.1	The term “1933 Act” shall mean the Securities Act of 1933, as amended.

	1.2	The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

	1.3	The term “Agreement” shall mean this Agreement and Plan of Reorganization.

	1.4	The term “Assumed Liabilities” shall mean all liabilities, expenses, costs, charges and receivables of Global Growth Fund as of the Close of Trading on the New
York Stock Exchange on the Valuation Date.

	1.5	The term “Business Day” shall mean any day that the New York Stock Exchange is open.

	1.6	The term “Close of Trading on the NYSE” shall mean the close of regular trading on the New York Stock Exchange, which is usually 4:00 p.m. Eastern time.

	1.7	The term “Closing” shall mean the closing of the transaction contemplated by this
Agreement.

	1.8	The term “Closing Date” shall mean November 5, 2010, provided all necessary approvals have been received, or such other date as may be agreed by the parties on which the Closing is to take place.

	1.9	The term “Commission” shall mean the Securities and Exchange Commission.

	1.10	The term “Custodian” shall mean State Street Bank and Trust Company.

	1.11	The term “Delivery Date” shall mean the date contemplated by Section 3.3 of this
Agreement.

	1.12	The term “Trust N-14” shall mean the Trust’s registration statement on Form N-
14, including a Proxy Statement/Prospectus as may be amended, that describes the transactions contemplated by this Agreement and registers the Multi-Cap
Growth Fund Shares to be issued in connection with this transaction.

	1.13	The term “Global Growth Fund N-1A” shall mean the registration statement, as amended, on Form N-1A of the Trust with respect to Global Growth
Fund in effect on the date hereof or on the Closing Date, as the context may require.

	1.14	The term “NYSE” shall mean the New York Stock Exchange.

	1.15	The term “Portfolio N-1As” shall mean the registration statement, as amended, on Form N-1A of the Portfolios in effect on the date hereof or on the Closing
Date, as the context may require.

	1.16	The term “Proxy Statement” shall mean the Proxy Statement/Prospectus furnished to the Global Growth Fund shareholders in connection with this transaction.

	1.17	The term “Securities List” shall mean the list of those securities and other assets owned by the Trust, on behalf of Global Growth Fund, on the Delivery Date.

	1.18	The term “Multi-Cap Growth Fund N-1A” shall mean the registration statement, as amended, on Form N-1A of the Trust with respect to Multi-Cap Growth Fund in effect on the date hereof or on the Closing Date, as the context may require.

	1.19	The term “Valuation Date” shall mean the day of the Closing Date.

2.	Transfer and Exchange of Assets

	2.1	Reorganization of Global Growth Fund. At the Closing, subject to the requisite approval of the Global Growth Fund’s shareholders and the terms and conditions set forth herein, the Trust shall transfer all of the assets of Global Growth Fund and assign all Assumed Liabilities to Multi-Cap Growth Fund, and Multi-Cap
Growth Fund shall acquire such assets and shall assume such Assumed
Liabilities upon delivery by Multi-Cap Growth Fund to Global Growth Fund on the
Closing Date of Class A, Class B and Class C Multi-Cap Growth Fund Shares
(including, if applicable, fractional shares) having an aggregate net asset value equal to the value of the assets so transferred, assigned and delivered, less the
Assumed Liabilities, all determined and adjusted as provided in Section 2.2.

Upon delivery of the assets, Multi-Cap Growth Fund will receive good and marketable title thereto free and clear of all liens.

	2.2	Computation of Net Asset Value. The net asset value per share of the Multi-Cap
Growth Fund Shares and the net value of the assets of Global Growth Fund subject to this Agreement shall, in each case, be determined as of the Close of
Trading on the NYSE on the Valuation Date, after the declaration and payment of any dividend on that date. The net asset value of the Multi-Cap Growth Fund
Shares shall be computed in the manner set forth in the Multi-Cap Growth Fund
Form N-1A. In determining the value of the securities transferred by Global
Growth Fund to Multi-Cap Growth Fund, such assets shall be priced in accordance with the policies and procedures described in the Multi-Cap Growth
Fund N-1A.

3.	Closing Date, Valuation Date and Delivery

	3.1	Closing Date. The Closing shall be at the offices of Eaton Vance Management,
Two International Place, Boston, MA 02110 immediately prior to the opening of
Eaton Vance’s business on the Closing Date. All acts taking place at Closing shall be deemed to take place simultaneously as of 9:00 a.m. Eastern time on the
Closing Date unless otherwise agreed in writing by the parties.

	3.2	Valuation Date. Pursuant to Section 2.2, the net value of the assets of Global
Growth Fund and the net asset value per share of Multi-Cap Growth Fund shall be determined as of the Close of Trading on the NYSE on the Valuation Date,
after the declaration and payment of any dividend on that date. The stock transfer books of the Trust with respect to Global Growth Fund will be permanently closed, and sales of Global Growth Fund Shares shall be suspended, as of the close of business of the Trust on the Valuation Date.
Redemption requests thereafter received by the Trust with respect to Global
Growth Fund shall be deemed to be redemption requests for Multi-Cap Growth
Fund Shares to be distributed to shareholders of Global Growth Fund under this
Agreement provided that the transactions contemplated by this Agreement are consummated.

In the event that trading on the NYSE or on another exchange or market on which securities held by the Global Growth Fund are traded shall be disrupted on the Valuation Date so that, in the judgment of the Trust, accurate appraisal of the net assets of Global Growth Fund to be transferred hereunder or the assets of
Multi-Cap Growth Fund is impracticable, the Valuation Date shall be postponed until the first Business Day after the day on which trading on such exchange or in such market shall, in the judgment of the Trust, have been resumed without disruption. In such event, the Closing Date shall be postponed until one
Business Day after the Valuation Date.

	3.3	Delivery of Assets. After the close of business on the Valuation Date, the Trust shall issue instructions providing for the delivery of all of its assets held on behalf of Global Growth Fund to the Custodian to be held for the account of Multi-Cap
Growth Fund, effective as of the Closing. Multi-Cap Growth Fund may inspect such securities at the offices of the Custodian prior to the Valuation Date.

4.	Global Growth Fund Distributions and Termination

	4.1	As soon as reasonably practicable after the Closing Date, the Trust shall pay or make provisions for the payment of all of the debts and taxes of Global Growth
Fund and distribute all remaining assets, if any, to shareholders of Global Growth

Fund, and Global Growth Fund shall thereafter be terminated under
Massachusetts law.

At, or as soon as may be practicable following the Closing Date, the Trust on behalf of Global Growth Fund shall distribute the Class A, Class B and Class C
Multi-Cap Growth Fund Shares it received from the Multi-Cap Growth Fund to the shareholders of the Global Growth Fund and shall instruct Multi-Cap Growth
Fund as to the amount of the pro rata interest of each of Global Growth Fund’s shareholders as of the close of business on the Valuation Date (such shareholders to be certified as such by the transfer agent for the Trust), to be registered on the books of Multi-Cap Growth Fund, in full and fractional Multi-Cap
Growth Fund Shares, in the name of each such shareholder, and Multi-Cap
Growth Fund agrees promptly to transfer the Multi-Cap Growth Fund Shares then credited to the account of Global Growth Fund on the books of Multi-Cap Growth
Fund to open accounts on the share records of Multi-Cap Growth Fund in the names of Global Growth Fund shareholders in accordance with said instruction.
Each Global Growth Fund shareholder shall receive shares of the corresponding class of Multi-Cap Growth Fund to the class of Global Growth Fund held by such shareholder. All issued and outstanding Global Growth Fund Shares shall thereupon be canceled on the books of the Trust. Multi-Cap Growth Fund shall have no obligation to inquire as to the correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct.

5.	Global Growth Fund Securities

On the Delivery Date, Global Growth Portfolio on behalf of Global Growth Fund shall deliver the Securities List and tax records. Such records shall be made available to Multi-
Cap Growth Fund prior to the Closing Date for inspection by the Treasurer (or his or her designee). Notwithstanding the foregoing, it is expressly understood that Global Growth
Fund may hereafter until the close of business on the Valuation Date sell any securities owned by it in the ordinary course of its business as a series of an open-end, management investment company.

6.	Liabilities and Expenses

Multi-Cap Growth Fund shall acquire all liabilities of Global Growth Fund, whether known or unknown, or contingent or determined. The Trust will discharge all known liabilities of
Global Growth Fund, so far as may be possible, prior to the Closing Date. Global Growth
Fund shall bear the expenses of carrying out this Agreement.

7.	Global Growth Portfolio and Multi-Cap Growth Portfolio Representations and Warranties

Each Portfolio hereby represents, warrants and agrees as follows:

	7.1	Legal Existence. Global Growth Portfolio and Multi-Cap Growth Portfolio are
trusts duly organized and validly existing under the laws of the State of
Massachusetts.

	7.2	Registration under 1940 Act. Global Growth Portfolio and Multi-Cap Growth
Portfolio are duly registered with the Commission as a closed-end investment company under the 1940 Act and such registration is in full force and effect.

	7.3	Financial Statements. The statement of assets and liabilities, schedule of portfolio investments and related statements of operations and changes in net assets of Global Growth Portfolio and Multi-Cap Growth Portfolio dated August

31, 2009 and February 28, 2010 fairly present its financial condition as of said date in conformity with generally accepted accounting principles.

	7.4	No Material Events. There are no legal, administrative or other proceedings pending, or to its knowledge, threatened against Global Growth Portfolio and
Multi-Cap Growth Portfolio that would materially affect its financial condition.

	7.5	Requisite Approvals. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been authorized by the Portfolio’s Board of Trustees by vote taken at a meeting of such Board duly called and held on June 7, 2010.

	7.6	No Material Violations. Global Growth Portfolio and Multi-Cap Growth Portfolio
are not, and the execution, delivery and performance of this Agreement will not result, in a material violation of any provision of its Declaration of Trust or By-
Laws, as each may be amended, of Global Growth Portfolio and Multi-Cap
Growth Portfolio or of any agreement, indenture, instrument, contract, lease or other undertaking to which it is a party or by which it is bound.

	7.7	Taxes and Related Filings. Except where failure to do so would not have a material adverse effect on Global Growth Portfolio and Multi-Cap Growth
Portfolio, Global Growth Portfolio and Multi-Cap Growth Portfolio have filed and will file or obtain valid extensions of filing dates for all required federal, state and local tax returns and reports for all taxable years through and including its current taxable year and no such filings or reports are currently being audited or contested by the Internal Revenue Service or state or local taxing authority and all federal, state and local income, franchise, property, sales, employment or other taxes or penalties payable have been paid or will be paid, so far as due.
Global Growth Portfolio and Multi-Cap Growth Portfolio are classified as partnerships for federal tax purposes, have qualified as such for each taxable year of its operations, and will qualify as such as of the Closing Date.

	7.8	Good and Marketable Title. On the Closing Date, Global Growth Portfolio and
Multi-Cap Growth Portfolio are will have good and marketable title to its assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, except as provided in the Portfolio N-1As.

	7.9	Books and Records. Global Growth Portfolio and Multi-Cap Growth Portfolio has
maintained all records required under Section 31 of the 1940 Act and rules thereunder.

8.	Trust Representations and Warranties

Growth Trust, on behalf of the Funds, hereby represents, warrants and agrees as follows:

	8.1	Legal Existence. Growth Trust and Growth Trust are each a business trust duly organized and validly existing under the laws of the Commonwealth of
Massachusetts. Global Growth Fund and Multi-Cap Growth Fund are validly existing series of Growth Trust. The Trust is authorized to issue an unlimited number of shares of beneficial interest of Multi-Cap Growth Fund.

	8.2	Registration under 1940 Act. The Trust is a duly registered as open-end management investment companies under the 1940 Act and such registration is in full force and effect.

8.3	Financial Statements. The statement of assets and liabilities and the schedule of portfolio investments and the related statements of operations and changes in net assets of Global Growth Fund and Multi-Cap Growth Fund dated August 31,
2009 and February 28, 2010, fairly present the financial condition of Global
Growth Fund and Multi-Cap Growth Fund as of said dates in conformity with generally accepted accounting principles.

8.4	No Contingent Liabilities. There are no known contingent liabilities of Global
Growth Fund or Multi-Cap Growth Fund not disclosed and there are no legal, administrative or other proceedings pending, or to the knowledge of the Trust threatened, against Global Growth Fund or Multi-Cap Growth Fund which would materially affect its financial condition.

8.5	Requisite Approvals. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been authorized by the Board of Trustees of the Trust by vote taken at a meeting of such Board duly called and held on June 7, 2010. No approval of the shareholders of Multi-Cap
Growth Fund is required in connection with this Agreement or the transaction contemplated hereby. The Agreement has been executed and delivered by a duly authorized officer of the Trust and is a valid and legally binding obligation of each of Global Growth Fund and Multi-Cap Growth Fund enforceable in accordance with its terms.

8.6	No Material Violations. The Trust is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of any provision of its Declaration of Trust or By-Laws, as may be amended, of Growth
Trust or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust is a party or by which it is bound.

8.7	Taxes and Related Filings. Except where failure to do so would not have a material adverse effect on Global Growth Fund or Multi-Cap Growth Fund, each of Global Growth Fund and Multi-Cap Growth Fund has filed or will file or obtain valid extensions of filing dates for all required federal, state and local tax returns and reports for all taxable years through and including its current taxable year and no such filings are currently being audited or contested by the Internal
Revenue Service or state or local taxing authority and all federal, state and local income, franchise, property, sales, employment or other taxes or penalties payable pursuant to such returns have been paid or will be paid, so far as due.
Each of Global Growth Fund and Multi-Cap Growth Fund has elected to be treated as a “regulated investment company” for federal tax purposes, has qualified as such for each taxable year of its operations and will qualify as such as of the Closing Date.

8.8	Good and Marketable Title. On the Closing Date, Global Growth Fund will have good and marketable title to its assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, and full right, power and authority to sell, assign, transfer and deliver such assets and shall deliver such assets to Multi-Cap Growth Fund. Upon delivery of such assets,
Multi-Cap Growth Fund will receive good and marketable title to such assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities, except as to adverse claims under Article 8 of the Uniform Commercial
Code of which Multi-Cap Growth Fund has notice and necessary documentation at or prior to the time of delivery.

8.9	Multi-Cap Growth Fund N-1A Not Misleading. The Multi-Cap Growth Fund N-1A
conforms on the date of the Agreement, and will conform on the date of the Proxy

Statement and the Closing Date, in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

	8.10	Proxy Statement. The Proxy Statement delivered to the Global Growth Fund shareholders in connection with this transaction (both at the time of delivery to such shareholders in connection with the meeting of shareholders and at all times subsequent thereto and including the Closing Date) in all material respects, conforms to the applicable requirements of the 1934 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated thereon or necessary to make statements therein, in light of the circumstances under which they were made, not materially misleading.

	8.11	Books and Records. Each of Global Growth Fund and Multi-Cap Growth Fund
has maintained all records required under Section 31 of the 1940 Act and rules thereunder.

9.	Conditions Precedent to Closing

The obligations of the parties hereto shall be conditioned on the following:

	9.1	Representations and Warranties. The representations and warranties of the parties made herein will be true and correct as of the date of this Agreement and on the Closing Date.

	9.2	Shareholder Approval. The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of Global Growth
Fund Shares in accordance with the 1940 Act and the Declaration of Trust and
By-Laws, each as amended, of the Trust.

	9.3	Pending or Threatened Proceedings. On the Closing Date, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

	9.4	Registration Statement. The Trust N-14 shall have become effective under the
1933 Act; no stop orders suspending the effectiveness of such Trust N-14 shall have been issued; and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act. The Proxy Statement has been delivered to each shareholder of record of the Global Growth Fund as of August 19, 2010 in accordance with the provisions of the 1934 Act and the rules thereunder.

	9.5	Declaration of Dividend. The Trust shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to Global Growth Fund shareholders all of Global Growth Fund’s investment company taxable income (as defined in Section 852 of the Code)
(computed without regard to any deduction for dividends paid) for the final taxable period of Global Growth Fund, all of its net capital gain realized in the final taxable period of Global Growth Fund (after reduction for any capital loss carryforward) and all of the excess of (i) its interest income excludable from gross income under Section 103(a) of the Code over (ii) its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the final taxable period of
Global Growth Fund.

9.6	State Securities Laws. The parties shall have received all permits and other authorizations necessary, if any, under state securities laws to consummate the transactions contemplated herein.

9.7	Performance of Covenants. Each party shall have performed and complied in all material respects with each of the agreements and covenants required by this
Agreement to be performed or complied with by each such party prior to or at the
Valuation Date and the Closing Date.

9.8	Due Diligence. Multi-Cap Growth Fund and Multi-Cap Growth Portfolio shall have had reasonable opportunity to have its officers and agents review the records of Global Growth Fund and Global Growth Portfolio.

9.9	No Material Adverse Change. From the date of this Agreement, through the
Closing Date, there shall not have been:

• any change in the business, results of operations, assets or financial condition or the manner of conducting the business of Global Growth
Fund or Multi-Cap Growth Fund (other than changes in the ordinary course of its business, including, without limitation, dividends and distributions in the ordinary course and changes in the net asset value per share) which has had a material adverse effect on such business, results of operations, assets or financial condition, except in all instances as set forth in the financial statements;

• any loss (whether or not covered by insurance) suffered by Global
Growth Fund or Multi-Cap Growth Fund materially and adversely affecting of Global Growth Fund or Multi-Cap Growth Fund, other than depreciation of securities;

• issued by the Trust to any person any option to purchase or other right to acquire shares of any class of Global Growth Fund or Multi-Cap Growth
Fund Shares (other than in the ordinary course of Growth Trust’s business as an open-end management investment company);

• any indebtedness incurred by Global Growth Fund or Multi-Cap Growth
Fund for borrowed money or any commitment to borrow money entered into by Global Growth Fund or Multi-Cap Growth Fund except as permitted in Global Growth Fund N-1A or Multi-Cap Growth Fund N-1A
and disclosed in financial statements required to be provided under this
Agreement;

• any amendment to the Declaration of Trust or By-Laws of the Trust that will adversely affect the ability of the Trust to comply with the terms of this Agreement; or

• any grant or imposition of any lien, claim, charge or encumbrance upon any asset of Global Growth Fund except as provided in Global Growth
Fund N-1A so long as it will not prevent the Trust from complying with
Section 7.8.

	9.10	Lawful Sale of Shares. On the Closing Date, Multi-Cap Growth Fund Shares to
be issued pursuant to Section 2.1 of this Agreement will be duly authorized, duly and validly issued and outstanding, and fully paid and non-assessable by the
Trust, and conform in all substantial respects to the description thereof contained in the Trust N-14 and Proxy Statement furnished to the Global Growth Fund shareholders and the Multi-Cap Growth Fund Shares to be issued pursuant to paragraph 2.1 of this Agreement will be duly registered under the 1933 Act by the
Trust N-14 and will be offered and sold in compliance with all applicable state securities laws.

	9.11	Documentation and Other Actions. The Trust shall have executed such documents and shall have taken such other actions, if any, as reasonably requested to fully effectuate the transactions contemplated hereby.

10.		Addresses

All notices required or permitted to be given under this Agreement shall be given in writing to Eaton Vance Growth Trust, Two International Place, Boston, MA 02110
(Attention: Chief Legal Officer), or at such other place as shall be specified in written notice given by either party to the other party to this Agreement and shall be validly given if mailed by first-class mail, postage prepaid.

11.		Termination

This Agreement may be terminated by either party upon the giving of written notice to the other, if any of the representations, warranties or conditions specified in Sections 7 or 8 hereof have not been performed or do not exist on or before December 31, 2010. In the event of termination of this Agreement pursuant to this provision, neither party (nor its officers, Trustees or shareholders) shall have any liability to the other.

12.	Miscellaneous

This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. The Trust represents that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein. The Trust represents that this Agreement constitutes the entire agreement between the parties as to the subject matter hereof. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be executed in any number of counterparts, each of which shall be deemed an original. Whenever used herein, the use of any gender shall include all genders. In the event that any provision of this Agreement is unenforceable at law or in equity, the remainder of the Agreement shall remain in full force and effect.

13.	Amendments

At any time prior to or after approval of this Agreement by Global Growth Fund shareholders (i) the parties hereto may, by written agreement and without shareholder approval, amend any of the provisions of this Agreement, and (ii) either party may waive without such approval any default by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing); provided, however, that following shareholder approval, no such amendment may have the effect of changing the provisions for determining the number of Multi-Cap Growth Fund Shares to be received by Global Growth Fund shareholders under this Agreement to the detriment of such shareholders without their further approval. The failure of a party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

14.	Massachusetts Business Trust

References in this Agreement to the Trust mean and refer to the Trustees from time to time serving under its Declarations of Trust on file with the Secretary of the
Commonwealth of Massachusetts, as the same may be amended from time to time, pursuant to which they conduct their businesses. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust as provided in said Declaration of Trust. The execution and delivery of this Agreement has been authorized by the respective trustees and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them but shall bind only the trust property of the
Trust as provided in such Declaration of Trust. No series of the Trust shall be liable for the obligations of any other series.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by their officers thereunto duly authorized, as of the day and year first above written.

ATTEST:	EATON VANCE GROWTH TRUST

/s/ Maureen A. Gemma	By: /s/ Duncan W. Richardson
Maureen A. Gemma, Secretary	Duncan W. Richardson, Vice President

GLOBAL GROWTH PORTFOLIO

/s/ Maureen A. Gemma	By: /s/ Barbara E. Campbell
Maureen A. Gemma, Secretary	Barbara E. Campbell, Treasurer
(For purposes of Section 7 only)

MULTI-CAP GROWTH PORTFOLIO

/s/ Maureen A. Gemma	By: /s/ Barbara E. Campbell
Maureen A. Gemma, Secretary	Barbara E. Campbell, Treasurer
(For purposes of Section 7 only)